EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of Wyndham International, Inc. and further agree that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such parts taken together will constitute a part of the same instrument.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this July 9, 1999.



                                   PW HOTEL I, LLC

                                   By: /s/ Dhananjay M. Pai
                                       -----------------------------
                                       Name:  Dhananjay M. Pai
                                       Title: Vice President

                                   PAINEWEBBER CAPITAL INC.

                                   By: /s/ Dhananjay M. Pai
                                       -----------------------------
                                       Name:  Dhananjay M. Pai
                                       Title: President